EXHIBIT 99.1

STEC Announces Second Quarter 2010 Results

SANTA ANA, Calif., Aug. 3, 2010 (GLOBE NEWSWIRE) -- STEC, Inc. (Nasdaq:STEC) announced today the Company's financial results for the second quarter ended June 30, 2010.

Revenue for the second quarter of 2010 was $61.3 million, a decrease of 29.1% from $86.4 million for the second quarter of 2009 and an increase of 58.0% from $38.8 million for the first quarter of 2010.

GAAP gross profit margin was 42.6% for the second quarter of 2010, compared to 50.0% for the second quarter of 2009 and 34.0% for the first quarter of 2010. GAAP diluted earnings per share from continuing operations was $0.06 for the second quarter of 2010, compared to GAAP diluted earnings per share from continuing operations of $0.38 for the second quarter of 2009 and an $0.11 GAAP diluted loss per share from continuing operations for the first quarter of 2010.

Non-GAAP gross profit margin was 42.7% for the second quarter of 2010, compared to 50.1% for the second quarter of 2009 and 34.2% for the first quarter of 2010. Non-GAAP diluted earnings per share from continuing operations was $0.09 for the second quarter of 2010, compared to non-GAAP diluted earnings per share from continuing operations of $0.42 for the second quarter of 2009 and a non-GAAP diluted loss per share from continuing operations of $0.08 for the first quarter of 2010. A reconciliation of GAAP to non-GAAP results is provided in tables included in this release.

Business Outlook

"I am very pleased with our second quarter results," said Manouch Moshayedi, STEC's Chairman and Chief Executive Officer. "After a challenging first quarter, we have rebounded quite well and surpassed our revenue and EPS guidance for the second quarter. As anticipated, the inventory carryover situation at our largest customer was resolved during the second quarter. In addition, we are seeing increased interest in the use of SSDs in Enterprise applications and it is very encouraging to see adoption of SSDs increase not only at our largest customers but also across most other Enterprise-storage customers."

Today, STEC's product roadmap is very strong with a variety of SLC- and MLC-based Zeus and MACH products in development and in qualification at the Company's customers. STEC has remained the sole supplier of enterprise class SSDs to its Enterprise Data Storage customers even though it has been more than three and one-half years since STEC first sold its ZeusIOPS SSD product. STEC's advantage is due in large part to the complexity of the products and the rigorous specifications that Enterprise-storage customers demand. In order to solidify STEC's long-term prospects and competitive position, the Company continues to invest aggressively in R&D.

Mr. Moshayedi continued, "We are also encouraged by a growing number of OEM customers that have launched or are in the process of developing Automated Data Tiering Software solutions. This software optimizes SSD performance in storage systems; a factor which we believe will help enable the transition towards SSD technology on a larger scale. We believe future systems shipped by our customers that include such software will most likely also include SSDs as a standard component of the system."

Guidance

STEC's current expectation for the third quarter of 2010 is as follows:

  Revenue to range from $78 million to $80 million.
  Diluted non-GAAP earnings per share to range from $0.18 to $0.20

STEC's projected non-GAAP earnings per share results exclude employee stock compensation expense and may also exclude other items that the Company does not consider indicative of its underlying business performance.

Conference Call

STEC will hold an open conference call to discuss results for the second quarter 2010. The call will take place today at 1:30 p.m., Pacific/ 4:30 p.m., Eastern. The call-in numbers for the conference are (877) 645-6380 (United States and Canada) and (914) 495-8562 (International).

Webcast

This call will be webcast. The webcast can be accessed by clicking on the red "Investors" tab at the top of the home page at www.stec-inc.com. Then click on the "Audio Presentations" button.

Replay

The webcast will also be archived and available for replay beginning approximately two hours after the live call concludes.

About STEC, Inc. (Nasdaq:STEC)

STEC, Inc. is a leading global provider of solid-state drive technologies and solutions tailored to meet the high-performance, high-reliability needs of original equipment manufacturers (OEMs). With headquarters in Santa Ana, California and locations worldwide, STEC leverages almost two decades of solid-state drive knowledge and experience to deliver the industry's most comprehensive line of solid-state drives to the storage industry.

For information about STEC and to subscribe to the Company's "Email Alerts" service, please visit STEC's web site at www.stec-inc.com, click on the red "Investors" tab at the top of the home page. Then click "Email Alerts."

The STEC, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1079

Use of Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), STEC uses non-GAAP financial measures (non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations before income taxes, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations) that exclude employee stock compensation, employee severance, special charges for restructuring and Malaysia government incentive grant income. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of STEC's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of issuing employee stock compensation, which could impact the valuation and related expense, delays in transitioning operations to our Malaysia facility, which could impact restructuring costs and the timing of receiving incentive grant income from the Malaysian government. These items could be materially significant in the Company's GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release. Certain amounts reported in prior releases may have been reclassified to conform to the current quarter's non-GAAP presentation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning continued product research and development, future adoption of SSDs within the Enterprise environment, anticipated increased activity from STEC's customers, and expected third quarter 2010 revenue and earnings per share. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Although STEC believes that the forward-looking statements contained in this release are reasonable, it can give no assurance that its expectations will be fulfilled. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in filings with the Securities and Exchange Commission made from time to time by STEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Special attention is directed to the portions of those documents entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The information contained in this press release is a statement of STEC's present intention, belief or expectation. STEC may change its intention, belief, or expectation, at any time and without notice, based upon any changes in such factors, in STEC's assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

STEC, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2010	December 31, 2009
ASSETS:
Current Assets:
Cash and cash equivalents	$ 142,902	$ 135,658
Short-term investments	5,000	10,000
Accounts receivable, net of allowances of $2,944 at June 30, 2010 and $3,557 at December 31, 2009	40,666	78,373
Inventory	66,844	42,739
Other current assets	5,211	2,840
Total current assets	260,623	269,610

Leasehold interest in land	2,521	2,543
Property, plant and equipment, net	36,237	39,911
Intangible assets	179	292
Goodwill	1,682	1,682
Other long-term assets	4,881	5,076
Deferred income taxes	12,768	6,448
Total assets	$ 318,891	$ 325,562

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Accounts payable	$ 20,840	$ 29,911
Accrued and other liabilities	11,125	14,070
Total current liabilities	31,965	43,981

Long-term income taxes payable	3,084	2,986
Total liabilities	35,049	46,967

Commitments and contingencies	--	--
Shareholders' Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	--	--
Common stock, $0.001 par value, 100,000,000 shares authorized, 50,765,640 shares issued and outstanding as of June 30, 2010 and 50,284,438 shares issued and outstanding as of December 31, 2009	51	50
Additional paid-in capital	161,899	154,087
Retained earnings	121,892	124,458
Total shareholders' equity	283,842	278,595
Total liabilities and shareholders' equity	$ 318,891	$ 325,562

STEC, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net revenues	$ 61,348	$ 86,350	$ 100,157	$ 149,886
Cost of revenues	35,226	43,177	60,849	83,680
Gross profit	26,122	43,173	39,308	66,206

Sales and marketing	4,807	5,031	8,603	9,803
General and administrative	7,099	6,714	14,038	14,080
Research and development	10,366	5,423	20,020	10,943
Special charges	18	1,996	(48)	3,173
Total operating expenses	22,290	19,164	42,613	37,999
Operating income (loss)	3,832	24,009	(3,305)	28,207
Other income	523	614	389	602
Income (loss) from continuing operations before income taxes	4,355	24,623	(2,916)	28,809
(Provision) benefit for income taxes	(1,418)	(5,260)	500	(6,252)
Income (loss) from continuing operations	2,937	19,363	(2,416)	22,557
Discontinued operations:
Loss from operations of Consumer Division	(258)	--	(258)	(356)
Benefit for income taxes	108	--	108	141
Loss from discontinued operations	(150)	--	(150)	(215)
Net income (loss)	$ 2,787	$ 19,363	$ (2,566)	$ 22,342

Net income (loss) per share:
Basic:
Continuing operations	$ 0.06	$ 0.40	$ (0.05)	$ 0.46
Discontinued operations	--	--	--	--
Total	$ 0.06	$ 0.40	$ (0.05)	$ 0.46
Diluted:
Continuing operations	$ 0.06	$ 0.38	$ (0.05)	$ 0.45
Discontinued operations	--	--	--	--
Total	$ 0.06	$ 0.38	$ (0.05)	$ 0.45

Shares used in per share computation:
Basic	50,673	48,871	50,495	48,654
Diluted	51,463	50,702	50,495	49,883

The non-GAAP financial measures included in the following tables are non-GAAP gross profit, non-GAAP income (loss) from continuing operations and non-GAAP diluted earnings (loss) per share from continuing operations, which adjust for the following items: (a) employee stock compensation expense, (b) employee severance, (c) special charges related to restructuring costs and (d) Malaysia government incentive grant income. Management believes these non-GAAP financial measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

a) Employee stock compensation costs incurred in connection with Accounting Standards Codification 718, "Compensation – Stock Compensation," have been excluded as management omits these expenses when evaluating its core operating activities, for strategic decision making, forecasting future results and evaluating current performance.

b) Employee severance relates to one-time costs incurred related to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

c) Special charges relate to a restructuring plan that the Company implemented during the first quarter of 2009. The Company completed the first phase of the restructuring plan at the end of the first quarter of 2010 and started the second phase of the restructuring plan in the second quarter of 2010. These charges include expenses related to a reduction in our workforce and asset impairment charges. The special charges primarily impacted U.S.-based operations and employees as part of the overall transition of certain operations to the Company's facility in Penang, Malaysia. Management believes that costs incurred in connection with the restructuring plan, which were primarily related to workforce reduction severance costs and consolidation of facilities expenses are non-recurring in nature and should be excluded when evaluating core operations.

d) Malaysia government grant incentive income relates to proceeds received from the Ministry of International Trade and Industry ("MITI") in Malaysia. The grants are provided by MITI as incentive for the Company incurring research and development expenses and employee training costs for its operations in Malaysia. Since the grants represent reimbursement of expenses which were previously included by the Company as a non-GAAP item under Malaysia start-up costs, the Company has reversed the related grant reimbursement income from its second quarter of 2009 and 2010 non-GAAP results.

STEC, INC.
Schedule Reconciling GAAP Income (Loss) From Continuing Operations to Non-GAAP Income (Loss) From Continuing Operations
($ in thousands, except per share amounts)
(unaudited)

	For the Quarters Ended
	June 30, 2010	June 30, 2009	March 31, 2010
GAAP income (loss) from continuing operations	$ 2,937	$ 19,363	$ (5,353)

The non-GAAP amounts have been adjusted to exclude the
following items:

Excluded from cost of revenues:
Employee stock compensation (a)	101	72	91
	101	72	91

Excluded from operating expenses:
Employee stock compensation (a)	2,078	965	1,762
Employee severance (b)	--	--	84
Special charges - restructuring costs (c)	18	1,996	(66)
	2,096	2,961	1,780
Excluded from other income:
Malaysia government incentive grant income (d)	(328)	(560)	--

Total non-GAAP adjustments before income tax	1,869	2,473	1,871
Income tax effect on non-GAAP adjustments	(384)	(536)	(494)

Net effect of adjustments to GAAP net income (loss)	1,485	1,937	1,377
Non-GAAP income (loss) from continuing operations	$ 4,422	$ 21,300	$ (3,976)

GAAP diluted earnings (loss) per share from continuing operations	$ 0.06	$ 0.38	$ (0.11)
Impact of non-GAAP adjustments on diluted earnings (loss) per share	$ 0.03	$ 0.04	$ 0.03
Non-GAAP diluted earnings (loss) per share from continuing operations	$ 0.09	$ 0.42	$ (0.08)

(a) - (d) See corresponding footnotes above.

STEC, INC.
Schedule Reconciling Reported Financial Ratios
(unaudited)

	For the Quarters Ended
	June 30, 2010	June 30, 2009	March 31, 2010
GAAP gross profit	42.6%	50.0%	34.0%
Effect of reconciling item on gross profit	0.1%	0.1%	0.2%
Non-GAAP gross profit	42.7%	50.1%	34.2%

STEC, INC.
Selected Non-GAAP Financial Information
($ in thousands)
(unaudited)

For the Quarters Ended
	June 30, 2010	June 30, 2009	March 31, 2010

GAAP gross profit	$ 26,122	$ 43,173	$ 13,186
Employee stock compensation (a)	101	72	91
Non-GAAP gross profit	$ 26,223	$ 43,245	$ 13,277

(a) - Refer to the corresponding footnotes above.
CONTACT:  STEC, Inc.
          Mitch Gellman, Vice President of Investor Relations
          (949) 260-8328
          ir@stec-inc.com